Item 77Q (1) - Copies of any new or amended investment advisory contracts
The following documents are included in Registrant's 485BPOS, filed on June 8, 2016, and incorporated by reference herein:


(1)	Amendment to AdvisorShares Advisory Agreement
dated June 8, 2016

(2)	Form of Investment Sub-Advisory Agreement with Korea
Investment Management Co., Ltd.

The following documents are included in Registrant's 485BPOS, filed on April 11, 2016, and incorporated by reference herein:


(1)	Amendment to AdvisorShares Advisory Agreement
dated April 11, 2016

(2)	Investment Sub-Advisory Agreement with Cornerstone
Investment Partners, LLC dated March 9, 2016

Amended Schedule A and Schedule B dated as of June 30, 2016 to the Sub-Advisory Agreement dated January 11, 2013 between
AdvisorShares Investments, LLC and Treesdale Partners, LLC is filed herewith.

Investment Sub-Advisory Agreement dated June 7, 2016 between
AdvisorShares Investments, LLC and Wilshire Associates
Incorporated is filed herewith.

Investment Sub-Advisory Agreement dated May 24, 2016 between
AdvisorShares Investments, LLC and AthenaInvest Advisors, LLC is filed herewith.